UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2010
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-08733	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 (the “Form 8-K/A”) amends the Current Report on Form 8-K dated and filed by Nord Resources Corporation on November 30, 2010 relating to the disclosure of the material terms and conditions of an amended and restated executive employment agreement (the “Employment Agreement”) entered into between Nord Resources Corporation and Wayne Morrison dated January 19, 2011. A copy of the Employment Agreement is being filed as Exhibit 10.1 hereto. Certain key terms of the Employment Agreement are described below entitled “Compensatory Arrangements of Certain Officers”. Each description herein is qualified in its entirety by reference to the full text of the Employment Agreement. Each defined term shall have the meaning assigned in the Employment Agreement.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Nord Resources Corporation (the “Company”) has appointed Wayne M. Morrison, the Company’s Vice-President, Finance, Chief Financial Officer, Secretary and Treasurer, as Chief Executive Officer effective as of November 30, 2010. Mr. Morrison succeeds Randy Davenport, who resigned as Chief Executive Officer, Chief Operating Officer and a Director of the Company effective November 30, 2010, following his acceptance of a position with another company. Mr. Davenport agreed to provide consulting services to the Company through the end of 2010.

As a result, the Company's current executive officers and directors are as follows:

Name	Position

Ronald A. Hirsch	Chairman of the Board

Wayne M. Morrison	Chief Executive Officer, Vice President, Secretary, Treasurer and Chief Financial Officer

John F. Cook	Director

Douglas P. Hamilton	Director

Stephen D. Seymour	Director

Compensatory Arrangements of Certain Officers
Amended and Restated Executive Employment Agreement

The Company and Mr. Morrison have entered into the Employment Agreement in connection with the appointment of Mr. Morrison as the Chief Executive Officer of the Company effective November 30, 2010 (the “Commencement Date”), in addition to his existing role as the Chief Financial Officer of the Company. The Employment Agreement, together with any exhibits attached thereto, supersedes all prior written or verbal agreements between Mr. Morrison and the Company including, but not limited to, an Executive Employment Agreement entered into between the Company and Mr. Morrison dated September 9, 2008 and amended on September 9, 2009, in connection with Mr. Morison’s position as the Chief Financial Officer of the Company.

2.

Pursuant to the terms of the Employment Agreement, Mr. Morrison is entitled to a Base Salary of $250,000 per annum. In addition, Mr. Morrison was previously granted 200,000 stock options (the “Options”) pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”). These Options vest as to 66,667 on March 2, 2008, 66,667 on December 3, 2008 and 66,666 on December 3, 2009. The Options have an exercise price calculated in accordance with the Plan and the policies of the Toronto Stock Exchange. Mr. Morrison is also entitled to participate in the Company’s 2010/2011 Bonus Program subject to approval by the Board of Directors and by regulatory authorities, if any.

The Employment Agreement also provides that Mr. Morrison will receive all customary benefits from the Company and that he will also be eligible for participation in bonus plans as implemented by the Board of Directors at a target level of 50% of his Base Salary.

The Employment Agreement provides that, among other provisions, Mr. Morrison will be entitled to continuation of his Base Salary for twenty-four (24) months in the event that his employment is terminated by the Company without cause.

The Employment Agreement also includes certain non-solicitation, non-compete and confidentiality provisions. Mr. Morrison is required to enter into a Confidentiality and Nonsolicitation Agreement, a form of which is attached as Exhibit A to and forms part of the Employment Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	News Release dated November 30, 2010(1)

10.1	Amended and Restated Executive Employment Agreement between Nord Resources Corporation and Wayne Morrison, dated January 19, 2011(2)

(1)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2010.

(2)	Filed as an exhibit to this Amendment No. 1 Current Report on Form 8-K.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

DATE: January 24, 2011	By:
/s/ Wayne M. Morrison
Wayne M. Morrison
Chief Executive Officer

4.